UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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LIVERAMP HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following contains the transcript of a publicly available YouTube video, for which a link has been provided in an email to employees of Registrant on May 17, 2026.

Publicis to acquire LiveRamp Video Transcript

Arthur Sadoun

Bonjour everyone. We are sorry to bother you on a Sunday, but we wanted to share some exciting news, and actually we wanted to share it with our people, with our clients and with our future teammates at LiveRamp.

At a time when our industry is being challenged by AI and a difficult macroenvironment, we are making a bold move to continue to invest in new talent and innovation. In fact, Publicis has entered into an agreement to acquire LiveRamp.

With the addition of LiveRamp to Publicis’ capabilities, we will become a leader in data co-creation to fuel more intelligent agents for our clients to thrive in this world.

For those who do not know them, LiveRamp is a collaboration platform that allows companies to connect, unify and activate data across the entire digital ecosystem. It is interoperable by essence. Interoperable is a very difficult word for me. How would you say that? Interoperable.

That's better. So, this interoperable technology connects data across all major cloud environments and its safe and secure by design protecting the exposure to sensitive data. It enables data activation at scale through plug-and-play connections across its collaboration network that is made of 25,000 publishers and more than 500 data and technology partners across 14 markets.

As a standalone operation, LiveRamp has delivered double digit growth year after year thanks to the trust of over 800 clients including more than 25% of the Fortune 500 and across nearly every segment and verticals including advertisers, retailers, publishers, platforms and holding companies.

Now let me hand it over to Carla who will explain why LiveRamp with Publicis will position us as the leader in data co-creation and agentic transformation. Carla over to you.

Carla Serrano

Hi everyone. First let me take a beat to explain what data co-creation is.

Data co-creation is the process by which companies connect multiple high-value data sources across partners in a secure environment. It generates new data assets that companies could not generate alone and sets the foundation for building more intelligent agents for clients. This is a valuable capability for clients in today's world.

As AI adoption accelerates, the AI paradox is becoming impossible to ignore. Companies are investing millions and getting thousands in return. Only thousands. When you roll those investments up across industries, that disconnect becomes even more staggering. Of $1 trillion in expected AI investment, only 5% will deliver meaningful value. That's $1 trillion of spend without material returns.

But let's be clear, the problem with Agentic development isn't the AI itself. It's the data foundation. The fundamental issue is that the agents that companies are building today do not have the data required to compete and grow their business. In fact, 93% of companies don't have the right data to support effective agentic builds.

First, most companies are running agents on legacy enterprise data built to report the past, not make decisions for the future.

Second, everyone has access to the same data for the same agents, killing their competitive advantage.

Third, all of this incomplete and disconnected data increases AI hallucinations, moves agents further away from their set objectives, and means companies can't identify where an agent went wrong or how to fix it.

That is why we've decided to invest in LiveRamp. Thanks to their data connectivity and marketplace, collaborative clean rooms, and partner and agent network combined with epsilon's identity, we're going to accelerate on data co-creation to help clients build more intelligent agents for real business outcomes.

In doing so, we can deliver three important advantages that will help clients close the gap between AI investment and return.

First, greater speed, security, and scale. Clients can now unify fragmented internal and partner data to enable secure collaboration across organizations without exposing sensitive underlying data. For example, a bank could build a powerful wealth management life cycle agent. The agent could use unified customer data from its retail banking, credit card, and wealth management and securely connect it with partner data from merchants, payment networks, and travel providers without exposing sensitive customer records. This agent can now cross-sell faster, coordinate efforts across multiple lines of business, and more accurately detect fraud. The business impact of the agent is transformed from narrow task completion into a tangible competitive advantage in customer lifetime value, customer experience and retention and risk mitigation.

Second, generate proprietary intelligence. By creating proprietary data assets from new combinations of signals and data sets, they can unlock hidden insights that drive smarter strategies and sustainable competitive advantage. For example, a retailer could build a comprehensive retail journey agent. That agent could connect data from CRM loyalty to instore to retail media network inventory to partners in order to measure the incrementality of each touch point and to build new proprietary journeys for shoppers. The business result of this agent now becomes faster, more efficient shopper conversion and more value for retail media partners.

Third, continuously train and fuel enterprise grade AI agents with co-created data to accelerate responsiveness and decision making. For example, a global pharmaceutical company can build a therapeutic area optimization agent. This agent can compliantly use clinical, commercial, and operational signals with patient, prescriber, payer, and supply chain data across their brands and at a therapeutic area level. This agent can now use new dynamic signals to balance distribution by brand, optimize field force deployment in the context of marketing, and uncover and navigate any barriers in the payer system. The business impact is incremental growth for each brand, more efficient and higher ROI field force activities, therapeutic area product life cycle management, and total enterprise growth.

These are just a few select examples. As Scott Howe, the CEO of LiveRamp would say, they show how together we can democratize innovation and data for the entire ecosystem.

Arthur Sadoun

Thanks, Carla. I mean, Scott Howe is another difficult one for me, but I'm going to get there.

Put simply, agents built on co-created data learn and improve with every signal separating them from competitors that train their agent on stagnant generic data. Building smarter agents by leading in data co-creation opens up a new addressable market for Publicis that allows us to raise our 27 and 28 financial objectives. It also complements our proven growth model and boosts our ability to accelerate client agentic business transformation.

Thanks to Publicis Sapient, we can build and modernize technology and system foundations to make our client infrastructure AI ready. Epsilon’s market leading identity connects clients and their agents to real people behavior and deterministic transactions as a fundamental source of truth and growth potential. With the addition of LiveRamp, we will enable clients to collaborate safely and securely across partners and platforms, co-creating new data to fuel smarter agents. Last but not least, with Marcel as our agent platform, we can activate those co-created data across all of our client enterprise functions.

Carla Serrano

Just to wrap up, as you can see on this slide, LiveRamp fits perfectly into the architecture of our model, delivering more intelligent agents to accelerate our clients agentic business transformation.

Arthur Sadoun

Voilà. The acquisition of LiveRamp is an important milestone in Publicis’ journey. It is the latest demonstration of our commitment to investing ahead of market shifts despite what is an industry being challenged by the rise of AI and a difficult global context.

As you know, this is not the first time that we have made a bold move in an uncertain environment for the benefit of our clients. In 2019, we acquired Epsilon to lead personalization at scale and enable them to take back control of their data from the wall garden by shifting from cookies to identity.

Since then, we have been outperforming the industry and become the most valuable company in our sector. Now with LiveRamp, we are looking ahead to what is next by accelerating data co-creation to fuel more intelligent agents. It's how we will enable clients to generate new exclusive and proprietary data to build the smartest and most differentiated AI Agents on the top of all the world leading LLMs. It will be of course very valuable for our clients and a new addressable market for us.

Thanks to the power of one, we will be able to quickly unite and deploy live ramp capabilities for all of our clients globally. With LiveRamp added to our ecosystem of Publicis Sapient, Epsilon and Marcel, as you have seen in the presentation, we will go even further and faster in delivering agentic business transformation for our clients safely transparently and very importantly, in their environment.

Last but not least, I mean we have been speaking about data and technology for roughly the last nine minutes, but at Publicis we continue to believe that our people are a key differentiator. We have absolutely no doubt that LiveRamp’s culture and highly talented team will have a great impact on our organization.

After the acquisition, LiveRamp will maintain the total neutrality that has defined his operation so far, and of course, the deal still have to go through the full regulatory process. But we know with Carla, that we speak for everyone at Publicis when we say that we can't wait to welcome Scott and his team to the group to lead the change of our industry all together.

Merci. Have a great evening and take care.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning Publicis, LiveRamp, the proposed transaction and other matters. Forward-looking statements contained herein could include, among other things, statements regarding the anticipated timing of the consummation of the proposed transaction; statements about management’s confidence in and strategies for performance of the combined businesses; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as “may,” “could,” “expect,” “anticipate,” “intend,” “believe,” “likely,” “estimate,” “outlook,” “plan,” “contemplate,” “project,” “target” or other comparable terms. These forward-looking statements are not guarantees of future performance. Actual results may differ materially from the forward-looking statements as a result of a number of risks and uncertainties, many of which are outside the parties’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication including, but not limited to: (1) failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the proposed transaction or the occurrence of any event, change, or other circumstance that could give rise to the right of one or multiple of the parties to terminate the definitive agreement between Publicis and LiveRamp; (2) the possibility that the transaction does not close when expected or at all because required regulatory, shareholder, or other approvals are not received or satisfied on a timely basis or at all; (3) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, including those resulting from the announcement, pendency or completion of the transaction; (4) risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings, value of certain tax assets, synergies and growth or that such benefits may take longer to realize than expected; (5) failure to realize anticipated benefits of the combined operations; (6) risks relating to unanticipated costs of integration; (7) ability to hire and retain key personnel; (8) ability to successfully integrate the companies’ businesses; (9) the potential impact of announcement or consummation of the proposed transactions on relationships with third parties, including clients, employees and competitors, including reputational risk; (10) ability to attract new clients and retain existing clients in the manner anticipated; (11) reliance on and integration of information technology systems; (12) suffering reduced profits or losses as a result of intense competition; or (13) potential litigation that may be instituted against LiveRamp or its directors or officers related to the proposed transaction or the merger agreement. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in LiveRamp’s Annual Report on Form 10-K for the year ended March 31, 2025, in Part I “Cautionary Statements Relevant to Forward-Looking Information” and Part I, Item 1A, “Risk Factors,” as updated by subsequent Quarterly Reports on Form 10-Q, which are filed with the Securities and Exchange Commission (the “SEC”) and those described in documents Publicis has filed with the Autorité des Marchés Financiers (the French securities regulator). The parties do not undertake, nor do they have, any obligation to provide updates or to revise any forward-looking statements.

NO OFFER OR SOLICITATION

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and applicable regulations.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, LiveRamp Holdings, Inc. will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction (the “proxy statement”). The definitive proxy statement will be mailed to LiveRamp’s shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at LiveRamp’s shareholder meeting to approve the proposed transaction should be made only on the basis of the information contained in LiveRamp’s proxy statement and documents incorporated by reference therein. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s website at www.sec.gov or on LiveRamp’s website at www.liveramp.com.

PARTICIPANTS IN THE SOLICITATION

Publicis, LiveRamp and their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of LiveRamp in respect of the proposed transactions contemplated by the proxy statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the shareholders of LiveRamp in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC. Information about the directors and executive officers of LiveRamp and their ownership of shares of LiveRamp common stock and other securities of LiveRamp can be found in the sections entitled “Nominees and Continuing Directors,” “Stock Ownership,” “Compensation Discussion and Analysis,” “Compensation Tables,” and “Non-Employee Director Compensation” included in LiveRamp’s proxy statement in connection with its 2025 Annual Meeting of Shareholders, filed with the SEC on June 27, 2025; in the Form 3 and Form 4 initial statements of beneficial ownership and statements of changes in beneficial ownership filed with the SEC by LiveRamp’s directors and executive officers; and in other documents subsequently filed by LiveRamp with the SEC, including LiveRamp’s proxy statement relating to the proposed transaction when it becomes available. Investors and security holders may obtain free copies of these documents and other related documents filed with the SEC at the SEC’s website at www.sec.gov or on LiveRamp’s website at www.liveramp.com.